# select comfort.

select comfort.
CREATOR OF THE SLEEP NUMBER® BED

Eighth Annual ICR XChange
January 13, 2006

NASDAQ:  SCSS
www.selectcomfort.com
Statements used in this presentation that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as our ability to continue to successfully execute our strategic initiatives and growth strategy; the efficiency and effectiveness of our advertising and marketing programs; consumer acceptance of our products, new product offerings and brand image; our ability to execute our retail store distribution strategy; our ability to execute our wholesale distribution strategy; our ability to maintain cost-effective sales, production and delivery of our products; inflationary pressures caused by rising fuel and commodity costs; the impact of outstanding litigation claims, including the potential impact of any adverse publicity; competitive trends in the bedding industry; uncertainties arising from general economic conditions, consumer confidence and global events, as well as the risk factors listed from time to time in the company’s filings with the SEC, including the company’s Annual Report on Form 10-K and other periodic reports filed with the SEC.
Forward Looking Statements

NASDAQ:  SCSS
www.selectcomfort.com
Corporate Profile
Founded 1987, went public in 1998, headquartered in Minneapolis, MN.
Ranked as #1 U.S. bed retailer.
Operate a vertically integrated business model:  We design, make and sell the Sleep Number® bed and a complete line of personal comfort accessories.
90% of revenue is direct-to-consumer (online, telephone and through nearly 400 company-owned stores), remaining 10% is wholesale (including QVC, Radisson Hotels and Resorts and retail partnerships).
Hold 26 U.S. patents and 19 foreign patents regarding certain elements of our air control systems, remote control systems, air chamber features and other technology, systems and features.
Completed management turnaround in 2001; profitable since June-01 (17 consecutive quarters), and debt-free since March-03.
Advantaged cash flow model – self-funding growth and expansion.

NASDAQ:  SCSS
www.selectcomfort.com
Revenue ($ in Millions)
$1200
0
Demonstrated Performance

NASDAQ:  SCSS
www.selectcomfort.com
Net Operating Profit ($ in Millions)
$150
$(50)
0
Demonstrated Performance

NASDAQ:  SCSS
www.selectcomfort.com
Differentiated Product
Personalization
Custom comfort and
support at touch of a button
Dual adjustability – no more
compromise
Positive Consumer Trends
Health & Wellness
Demographics
-
Income
-
Aging Population

NASDAQ:  SCSS
www.selectcomfort.com
Sustainable Advantage
Product/Brand/Innovation
Supply Chain - Value
Distribution
Focus and Passion
-- Marketing, R&D
-- Quality, Cost, Value &
    Speed
-- Supply & Delivery
-- Direct to Consumer
-- Selective
-- Systems & Management

NASDAQ:  SCSS
www.selectcomfort.com
Names	Position	Previous Experience	International
Bill McLaughlin	Chairman/CEO/ President	PepsiCo/Frito Lay Pillsbury	✓
Doug Collier	Marketing	La-Z-boy Whirlpool	✓
Kathy Roedel	Operations	General Electric	✓
Keith Spurgeon	Sales	Zany Brainy Toys R Us	✓
Jim Raabe	CFO	ValueRx KPMG
Scott Peterson	Human Resources	Lifetime Fitness Pillsbury
Mike Thyken	Information Technology	Jostens Target
Mark Kimball	Legal	Oppenheimer Wolff & Donnelly
Wendy Schoppert	New Business Development	US Bancorp America West Northwest Airlines	✓
Management Team

select comfort.

**Mission:**

***Improve Lives Through Better Sleep***

**Vision:**

***To Be A Leader In Sleep***

NASDAQ:  SCSS
www.selectcomfort.com